UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2017

Aon plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-7933	98-1030901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Leadenhall Street, London, England (Address of Principal Executive Offices)	EC3V 4AN (Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into a Material Definitive Agreement.

On October 19, 2017, Aon plc and Aon Corporation entered into a $400,000,000 Five-Year Credit Agreement (the “Revolving Credit Agreement”) with Citibank, N.A. (“Citibank”), as administrative agent, the lenders party thereto (collectively, the “Revolving Lenders”), HSBC Bank USA, National Association, as syndication agent, and Citigroup Global Markets, Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners, pursuant to which, subject to the conditions set forth in the Revolving Credit Agreement, the Revolving Lenders committed to provide an unsecured revolving credit facility.

Borrowings under the Revolving Credit Agreement may be made by Aon plc, Aon Corporation or any other subsidiary designated as a borrower in U.S. dollars, pounds sterling or euros and will bear interest, at the borrower’s option, at the eurocurrency rate or an alternate base rate.  The eurocurrency rate is equal to the sum of (i) the quotient of (a) with respect to an advance in U.S. dollars or pounds sterling, the applicable LIBOR rate for the interest period relevant to such borrowing, and with respect to advances in euros, the applicable EURIBOR rate for the interest period relevant to such borrowing (adjusted for any statutory reserve requirements for eurocurrency liabilities), divided by (b) one minus the reserve requirement, plus (ii) the applicable margin.  The alternate base rate is equal to the highest of (i) the rate of interest publicly announced by Citibank as its base rate, (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the one month LIBOR rate plus 1.0%, in each case, plus the applicable margin.  The applicable margin is based on the public debt rating of Aon plc’s senior unsecured long-term debt and may change in connection with a change to Aon plc’s debt ratings.  There is currently no applicable margin for alternate base rate advances and the applicable margin for eurocurrency advances is currently 100 basis points.

The Revolving Credit Agreement has a maturity date of October 19, 2022, subject to two optional one-year extensions, and contains covenants with respect to the ratio of consolidated adjusted EBITDA to consolidated interest expense (which may not be less than 4.00 to 1.00 on the last day of any measurement period) and the ratio of consolidated funded debt to consolidated adjusted EBITDA (which may not be more than 3.25 to 1.00 on the last day of any measurement period, subject to certain exceptions), as well as other customary covenants, undertakings and events of default.

Aon plc and its subsidiaries have other commercial relationships with the Revolving Lenders, lead arrangers and bookrunners, the syndication agent and their respective affiliates.  In addition, Aon plc and certain of its affiliates have performed, and may perform, various insurance brokerage and consulting services for the Revolving Lenders, lead arrangers and bookrunners, the syndication agent and/or their respective affiliates.

The foregoing summary is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit
10.1

$400,000,000 Five-Year Credit Agreement among Aon plc and Aon Corporation with Citibank, N.A., as administrative agent, the lenders party thereto, HSBC Bank USA, National Association, as syndication agent, and Citigroup Global Markets, Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1

$400,000,000 Five-Year Credit Agreement among Aon plc and Aon Corporation with Citibank, N.A., as administrative agent, the lenders party thereto, HSBC Bank USA, National Association, as syndication agent, and Citigroup Global Markets, Inc. and HSBC Securities (USA) Inc., as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

	By:	/s/ Molly Johnson
Molly Johnson
Assistant Secretary
Date: October 20, 2017